Exhibit 99.1

Texas Roadhouse, Inc. Announces Second Quarter 2018 Results

LOUISVILLE, KY. (July 30, 2018) — Texas Roadhouse, Inc. (NasdaqGS: TXRH), today announced financial results for the 13 and 26 week periods ended June 26, 2018.

	Second Quarter			Year to Date
($000’s)	2018	2017	% Change	2018	2017	% Change

Total revenue	$629,237	$566,262	11.1%	$1,256,942	$1,133,948	10.8%
Income from operations	54,267	54,214	0.1%	119,138	103,236	15.4%
Net income	44,227	37,581	17.7%	98,768	71,894	37.4%
Diluted EPS	$0.62	$0.53	16.9%	$1.37	$1.01	36.5%

Results for the second quarter included the following highlights:

•                  Comparable restaurant sales increased 5.7% at company restaurants and 3.9% at domestic franchise restaurants;

•                  Diluted earnings per share increased 16.9% to $0.62 from $0.53 in the prior year;

•                  Restaurant margin dollars increased 6.5% to $113.4 million from $106.5 million in the prior year and restaurant margin, as a percentage of restaurant and other sales, decreased 77 basis points to 18.2% primarily due to higher labor costs;

•                  General and administrative expenses increased primarily due to higher costs of $2.5 million associated with our annual managing partner conference which marked our 25th anniversary;

•                  Our income tax rate decreased to 15.6% from 27.9% in the prior year period primarily due to the impact of new tax legislation; and

•                  Seven company restaurants, including three Bubba’s 33 restaurants, and one international franchise restaurant were opened.

Results for the year-to-date period included the following highlights:

•                  Comparable restaurant sales increased 5.3% at company restaurants and 4.0% at domestic franchise restaurants;

•                  Diluted earnings per share increased 36.5% to $1.37 from $1.01 in the prior year;

•                  Restaurant margin dollars increased 6.4% to $232.8 million from $218.7 million in the prior year and restaurant margin, as a percentage of restaurant and other sales, decreased 76 basis points to 18.7% primarily due to higher labor costs;

•                  General and administrative expenses decreased primarily due to a pre-tax charge of $14.9 million ($9.2 million after-tax), or $0.13 per diluted share, recorded in the first quarter of 2017, related to the settlement of a legal matter which was partially offset by higher costs associated with our annual managing partner conference in 2018;

•                  Our income tax rate decreased to 14.2% from 27.2% in the prior year period primarily due to the impact of new tax legislation; and

•                  14 company restaurants, including four Bubba’s 33 restaurants, and three international franchise restaurants were opened.

Kent Taylor, Chief Executive Officer of Texas Roadhouse, Inc., commented, “Our top-line results for the second quarter were strong with double-digit revenue growth, including 5.7% comparable restaurant sales growth.  We are pleased with the consistency of our traffic gains this year and the continued strength headed into the third quarter.”

Taylor continued, “On the development front, with 14 company restaurants opened in the first half of 2018 we are on track to open 27 or 28 restaurants for the year.  We continue to fund our new restaurant growth through internal cash flow, while also returning excess capital to our shareholders through dividends, further driving shareholder value.”

2018 Outlook

Comparable restaurant sales at company restaurants for the first four weeks of our third quarter of fiscal 2018 increased approximately 4.7% compared to the prior year period.

Management updated the following expectations for 2018:

•                  27 or 28 company restaurant openings, including up to five Bubba’s 33 restaurants; and

•                  An income tax rate of 14.0% to 15.0%.

Management reiterated the following expectations for 2018:

•                  Positive comparable restaurant sales growth;

•                  Commodity cost inflation of approximately 1.0%;

•                  Mid-single digit growth in labor dollars per store week, excluding the impact of higher guest counts; and

•                  Total capital expenditures of approximately $165.0 million to $175.0 million.

Non-GAAP Measures

We prepare our consolidated financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”).  Within our press release, we make reference to restaurant margin (in dollars and as a percentage of sales).  Restaurant margin represents restaurant and other sales less restaurant-level operating costs, including cost of sales, labor, rent and other operating costs.  Restaurant margin should not be considered in isolation, or as an alternative, to income from operations.  This non-GAAP measure is not indicative of overall company performance and profitability in that this measure does not accrue directly to the benefit of shareholders due to the nature of the costs excluded.  Restaurant margin is widely regarded as a useful metric by which to evaluate restaurant-level operating efficiency and performance.  In calculating restaurant margin, we exclude certain non-restaurant-level costs that support operations, including pre-opening and general and administrative expenses, but do not have a direct impact on restaurant-level operational efficiency and performance.  We also exclude depreciation and amortization expense, substantially all of which relates to restaurant-level assets, as it represents a non-cash charge for the investment in our restaurants.  We also exclude impairment and closure expense as we believe this provides a clearer perspective of ongoing operating performance and a more useful comparison to prior period results.  Restaurant margin as presented may not be comparable to other similarly titled measures of other companies in our industry.  A reconciliation of income from operations to restaurant margin is included in the accompanying financial tables.

Conference Call

Texas Roadhouse is hosting a conference call today, July 30, 2018 at 5:00 p.m. Eastern Time to discuss these results.  The dial-in number is (866) 548-4713 or (323) 794-2093 for international calls.  A replay of the call will be available for one week following the conference call.  To access the replay, please dial (844) 512-2921 or

(412) 317-6671 for international calls, and use 2736628 as the pass code.  There will be a simultaneous Web cast conducted at www.texasroadhouse.com.

About the Company

Texas Roadhouse is a casual dining concept that first opened in 1993 and today has grown to over 565 restaurants system-wide in 49 states and eight foreign countries.  For more information, please visit the Company’s Web site at www.texasroadhouse.com.

Forward-looking Statements

Certain statements in this release that are not historical facts, including, without limitation, those relating to our anticipated financial performance, are forward-looking statements that involve risks and uncertainties.  Such statements are based upon the current beliefs and expectations of the management of Texas Roadhouse.  Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, the actual number of restaurants opening; the sales at these and our other company and franchise restaurants; changes in restaurant development or operating costs, such as food and labor; our ability to acquire franchise restaurants; our ability to integrate the franchise restaurants we acquire or other concepts we develop; our ability to continue to generate the necessary cash flows to fund our new restaurant growth, continue our share repurchase program and pay a quarterly cash dividend; strength of consumer spending; pending or future legal claims; breaches of security; conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; food safety and food-borne illness concerns; acts of war or terrorism and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission.  Investors should take such risks into account when making investment decisions.  Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  We undertake no obligation to update any forward-looking statements.

# # #

Contacts:

Investor Relations

Tonya Robinson

(502) 515-7269

Media

Travis Doster

(502) 638-5457

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(in thousands, except per share data)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 26, 2018	June 27, 2017	June 26, 2018	June 27, 2017

Revenue:
Restaurant and other sales	$624,073	$562,160	$1,246,475	$1,125,480
Franchise royalties and fees	5,164	4,102	10,467	8,468

Total revenue	629,237	566,262	1,256,942	1,133,948

Costs and expenses:
Restaurant operating costs (excluding depreciation and amortization shown separately below):

Cost of sales	204,048	185,171	406,834	369,364
Labor	199,647	174,585	395,677	344,932
Rent	12,119	11,112	23,970	21,981
Other operating	94,858	84,837	187,236	170,497
Pre-opening	4,107	5,014	9,151	9,754
Depreciation and amortization	25,165	23,106	49,649	45,702
Impairment and closure	22	—	108	11
General and administrative	35,004	28,223	65,179	68,471

Total costs and expenses	574,970	512,048	1,137,804	1,030,712

Income from operations	54,267	54,214	119,138	103,236

Interest expense, net	283	379	642	711
Equity income from investments in unconsolidated affiliates	(445)	(470)	(769)	(790)

Income before taxes	54,429	54,305	119,265	103,315
Provision for income taxes	8,466	15,126	16,923	28,113

Net income including noncontrolling interests	45,963	39,179	102,342	75,202
Less: Net income attributable to noncontrolling interests	1,736	1,598	3,574	3,308
Net income attributable to Texas Roadhouse, Inc. and subsidiaries	$44,227	$37,581	$98,768	$71,894

Net income per common share attributable to Texas Roadhouse, Inc. and subsidiaries:
Basic	$0.62	$0.53	$1.38	$1.01
Diluted	$0.62	$0.53	$1.37	$1.01

Weighted average shares outstanding:
Basic	71,445	70,973	71,389	70,876
Diluted	71,897	71,437	71,853	71,398

Cash dividends declared per share	$0.25	$0.21	$0.50	$0.42

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 26, 2018	December 26, 2017

Cash and cash equivalents	$154,353	$150,918
Other current assets, net	62,446	106,163
Property and equipment, net	928,765	912,147
Goodwill	121,040	121,040
Intangible assets, net	2,329	2,700
Other assets	42,660	37,655

Total assets	$1,311,593	$1,330,623

Current maturities of long-term debt and obligation under capital lease	10	9
Other current liabilities	280,382	329,989
Long-term debt and obligation under capital lease, excluding current maturities	1,976	51,981
Other liabilities, net	107,627	97,253
Texas Roadhouse, Inc. and subsidiaries stockholders’ equity	908,049	839,079
Noncontrolling interests	13,549	12,312

Total liabilities and equity	$1,311,593	$1,330,623

Texas Roadhouse, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	26 Weeks Ended
	June 26, 2018	June 27, 2017

Cash flows from operating activities:
Net income including noncontrolling interests	$102,342	$75,202
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	49,649	45,702
Share-based compensation expense	15,856	12,365
Other noncash adjustments, net	7,076	(1,842)
Change in working capital	(9,816)	(3,119)
Net cash provided by operating activities	165,107	128,308

Cash flows from investing activities:
Capital expenditures - property and equipment	(66,718)	(73,637)
Acquisition of franchise restaurants, net of cash acquired	—	(16,528)
Net cash used in investing activities	(66,718)	(90,165)

Cash flows from financing activities:
Principal payments on long-term debt and capital lease obligation	(50,004)	(81)
Dividends paid	(32,798)	(28,308)
Other financing activities, net	(12,152)	(6,190)
Net cash used in financing activities	(94,954)	(34,579)

Net increase in cash and cash equivalents	3,435	3,564
Cash and cash equivalents - beginning of period	150,918	112,944
Cash and cash equivalents - end of period	$154,353	$116,508

Texas Roadhouse, Inc. and Subsidiaries

Reconciliation of Income from Operations to Restaurant Margin

(in thousands)

(unaudited)

	13 Weeks Ended		26 Weeks Ended
	June 26, 2018	June 27, 2017	June 26, 2018	June 27, 2017

Income from operations	$54,267	$54,214	$119,138	$103,236

Less:
Franchise royalties and fees	5,164	4,102	10,467	8,468

Add:
Pre-opening	4,107	5,014	9,151	9,754
Depreciation and amortization	25,165	23,106	49,649	45,702
Impairment and closure	22	—	108	11
General and administrative	35,004	28,223	65,179	68,471

Restaurant margin	$113,401	$106,455	$232,758	$218,706

Restaurant margin (as a percentage of restaurant and other sales)	18.2%	18.9%	18.7%	19.4%

Texas Roadhouse, Inc. and Subsidiaries

Supplemental Financial and Operating Information

($ amounts in thousands, except weekly sales by group)

(unaudited)

	Second Quarter		Change		Year to Date		Change
	2018	2017	vs LY		2018	2017	vs LY

Restaurant openings
Company - Texas Roadhouse	4	5	(1)		10	11	(1)
Company - Bubba’s 33	3	2	1		4	2	2
Company - Other	0	0	0		0	0	0
Franchise - Texas Roadhouse - U.S.	0	0	0		0	1	(1)
Franchise - Texas Roadhouse - International	1	0	1		3	1	2
Total	8	7	1		17	15	2

Restaurant acquisitions/dispositions
Company - Texas Roadhouse	0	0	0		0	4	(4)
Franchise - Texas Roadhouse	0	0	0		0	(4)	4
Total	0	0	0		0	0	0

Restaurants open at the end of the quarter
Company - Texas Roadhouse	450	428	22
Company - Bubba’s 33	24	18	6
Company - Other	2	2	0
Franchise - Texas Roadhouse - U.S.	70	70	0
Franchise - Texas Roadhouse - International	20	14	6
Total	566	532	34

Company restaurants
Restaurant and other sales	$624,073	$562,160	11.0%		$1,246,475	$1,125,480	10.8%
Store weeks	6,142	5,775	6.4%		12,190	11,456	6.4%
Comparable restaurant sales growth (1)	5.7%	4.0%			5.3%	3.6%
Texas Roadhouse restaurants only:
Comparable restaurant sales growth (1)	5.6%	4.1%			5.2%	3.7%
Average unit volume (2)	$1,338	$1,274	5.0%		$2,696	$2,575	4.7%
Weekly sales by group:
Comparable restaurants (412 units)	$103,464
Average unit volume restaurants (21 units) (3)	$91,973
Restaurants less than 6 months old (17 units)	$105,386

Restaurant operating costs (as a % of restaurant and other sales)
Cost of sales	32.7%	32.9%	(24	)bps	32.6%	32.8%	(18	)bps
Labor	32.0%	31.1%	93	bps	31.7%	30.6%	110	bps
Rent	1.9%	2.0%	(3	)bps	1.9%	2.0%	(3	)bps
Other operating	15.2%	15.1%	11	bps	15.0%	15.1%	(13	)bps
Total	81.8%	81.1%	77	bps	81.3%	80.6%	76	bps

Restaurant margin	18.2%	18.9%	(77	)bps	18.7%	19.4%	(76	)bps

Restaurant margin ($ in thousands)	$113,401	$106,455	6.5%		$232,758	$218,706	6.4%
Restaurant margin $/Store week	$18,463	$18,434	0.2%		$19,094	$19,091	0.0%

Franchise restaurants
Franchise royalties and fees	$5,164	$4,102	25.9%		$10,467	$8,468	23.6%
Store weeks	1,164	1,092	6.6%		2,303	2,172	6.1%
Comparable restaurant sales growth (1)	1.9%	2.9%			1.9%	3.0%
U.S. franchise restaurants only:
Comparable restaurant sales growth (1)	3.9%	3.6%			4.0%	3.8%
Average unit volume (2)	$1,373	$1,321	4.0%		$2,771	$2,644	4.8%

Pre-opening expense	$4,107	$5,014	(18.1)%		$9,151	$9,754	(6.2)%

Depreciation and amortization	$25,165	$23,106	8.9%		$49,649	$45,702	8.6%
As a % of revenue	4.0%	4.1%	(8	)bps	3.9%	4.0%	(8	)bps

General and administrative expenses	$35,004	$28,223	24.0%		$65,179	$68,471	(4.8)%
As a % of revenue	5.6%	5.0%	58	bps	5.2%	6.0%	(85	)bps

(1)  Comparable restaurant sales growth reflects the change in year-over-year sales for restaurants open a full 18 months before the beginning of the period measured, excluding sales from restaurants closed during the period.

(2)  Average unit volume includes sales from Texas Roadhouse restaurants open for a full six months before the beginning of the period measured, excluding any sales at restaurants closed during the period.

(3)  Average unit volume restaurants include restaurants open a full six and up to 18 months before the beginning of the period measured.

Amounts may not foot due to rounding.